Exhibit 10.12
THIRD AMENDMENT TO LOAN AGREEMENT
     THIS THIRD AMENDMENT TO LOAN AGREEMENT (the “Amendment”) is made and entered into this March 12, 2009, by and between SADDLEBROOK RESORTS, INC., whose address is 5700 Saddlebrook Way, Wesley Chapel, Florida 33543 (the “Borrower”) and SUNTRUST BANK, a Georgia banking corporation, having offices at 401 East Jackson Street, Commercial Banking – 10th Floor, Tampa, Florida 33602 (“Lender”).
BACKGROUND
     A. Borrower has applied to Lender for a modification of the Revolving Loan (as hereinafter defined), the Term Loan (as hereinafter defined), and the Agreement (as hereinafter defined) to refinance existing debt and support Borrower’s working capital and other general corporate needs.
     B. Lender has agreed to modify the Revolving Loan, the Term Loan and the Agreement, and Borrower has agreed to accept such modifications to the Revolving Loan, Term Loan and the Agreement on the terms and conditions hereinafter set forth and as provided in the other Loan Documents (as hereinafter defined), including the Commitment Letter (as hereinafter defined).
     C. Simultaneously with the execution of this Amendment, Borrower has executed and delivered to Lender the Notes (as hereinafter defined), which are secured by the Mortgage (as hereinafter defined) that encumbers the Real Property (as hereinafter defined) and constitutes a first lien thereon, and by other Loan Documents.
AGREEMENT
     NOW, THEREFORE, in consideration of the foregoing, the making of the Loan, and the mutual covenants, agreements, conditions, undertakings and warranties of the parties herein and in the other Loan Documents, it is covenanted and agreed as follows:
     1. Definitions. As used in this Amendment, the following terms shall have the meanings indicated. To the extent that the following meanings differ from any meanings ascribed under the Original Loan Agreement (as hereinafter defined), the following meanings shall control. Capitalized terms not defined herein shall have the meanings ascribed to them in the Original Loan Agreement:
     “Agreement”: Collectively, that certain Loan Agreement dated November 1, 2004, between Borrower and Lender, together with (a) that certain Addendum to Loan Agreement by and between SunTrust Bank, as Lender and Saddlebrook Resorts, Inc., as Borrower, dated as of November 1, 2004 (the “Addendum”), (b) that certain First Amendment to Loan Agreement dated January 31, 2007, (c) that certain Second Amendment to Loan Agreement dated as of November 6, 2008 (collectively, the “Original Loan Agreement”), and (d) this Amendment.
     “Commitment Letter”: The letter from Lender to Borrower dated February 24, 2009, outlining the general terms of the Loan, the provisions of which letter are incorporated herein by reference to the extent not inconsistent with this Agreement or the other Loan Documents. Anything to the contrary contained herein notwithstanding, however, the Commitment Letter shall not survive the closing of the Loan.
     “Guarantor”: Saddlebrook International Tennis, Inc., a Florida corporation, pursuant to that certain Unconditional Guaranty of even date herewith.
     “Debt Service Coverage Ratio”: The debt service coverage for each fiscal year of Borrower, or calendar year, as applicable, shall be equal to the quotient obtained via the formula whose numerator is the total of Borrower’s net income plus Interest Expense (as hereinafter defined), depreciation expense, amortization expense each determined for such fiscal year for Borrower and Guarantor combined, minus (a) any unrealized gains or losses from liquid investments, (b) distributions to shareholders (not including distributions made to shareholders to pay the pro rata share of Federal Income Tax associated with their ownership in Saddlebrook Resorts, Inc. and Saddlebrook International Tennis, Inc. during the prior fiscal year), (c) tax credits, (d) increases in related entities receivables or notes (not including the increase in receivables for the purpose of paying the pro-rata share of Federal Income Tax associated with the shareholder’s ownership in Borrower and/or Guarantor during such fiscal year); and whose denominator is the sum of (x) all capital lease payments made by Borrower and Guarantor during such fiscal year, (y) all principal payments paid by Borrower and Guarantor on the Funded Debt (as hereinafter defined), plus (z) Interest Expense, each determined for such fiscal year. For purposes of calculating the Debt Service Coverage Ratio, “Interest Expense” shall mean interest expense (including without limitation the interest component of any payments in respect of capital leases capitalized or expensed during such period) determined for such fiscal year. For purposes of calculating the Debt Service Coverage Ratio, “Funded Debt” shall mean (1) all of Borrower’s and Guarantor’s obligations for money, (2) all of Borrower’s and Guarantor’s obligations evidenced by a bond, indenture, note, letter of credit or similar instrument, (3) all of Borrower’s and Guarantor’s obligations under capital leases, and (3) all other obligations of Borrower and Guarantor upon which interest charges are customarily paid.
     “Loan”: The Revolving Loan evidenced by the Revolving Note and the Term Loan evidenced by the Term Note shall be collectively referred to herein as the “Loan”.
     “Mortgage”: The Second Amended and Restated Mortgage, Security Agreement and Fixture Filing dated as of November 1, 2004, as modified by that certain Third Amended and Restated Mortgage, Security Agreement and Fixture Filing dated as of January 31, 2007, and as further modified by that certain Fourth Amended and Restated Mortgage, Security Agreement and Fixture Filing dated as of November 6, 2008, and as further modified by that certain Notice of Future Advance and Fifth Amended and Restated Mortgage, Security Agreement and Fixture Filing of even date herewith, encumbering the Real Property and other collateral, executed and delivered by Borrower to Lender to secure the Notes.
     “Notes”: Collectively, the Promissory Note dated November 1, 2004, from Borrower in favor of Lender in the amount of $12,000,000.00, as modified by that certain Future Advance Promissory Note, of even date herewith, from Borrower in favor of Lender in the amount of $2,500,000.00, and as further modified by that certain Consolidated, Amended and Restated Promissory Note, of even date herewith, from

Borrower in favor of Lender in the amount of $10,600,000.00 (the “Term Note”), and the Revolving Line of Credit Promissory Note dated November 1, 2004, from Borrower in favor of Lender in the amount of $5,000,000.00, as modified by that certain Amended and Restated Revolving Line of Credit Promissory Note dated January 31, 2007, from Borrower in favor of Lender in the amount of $5,000,000.00, as modified by those certain letter agreements dated February 20, 2008, February 28, 2008, May 19, 2008, and August 12, 2008, and as further modified by that certain Second Amended and Restated Revolving Line of Credit Promissory Note dated November 6, 2008, and as further modified by that certain Third Amended and Restated Promissory Note of even date herewith, from Borrower in favor of Lender in the amount of $2,500,000.00 (the “Revolving Note”).
     “Title Endorsement Binder”: Commitment No. 200900912 (dated February 20, 2009, at 11:00 p.m.), as endorsed, issued to Lender by the Title Company, whereby the Title Company sets forth its commitment to issue an endorsement to its Loan Policy No. 10 1034 107 00000012.
     2. Representations and Warranties. Anything to the contrary contained in the Agreement notwithstanding, except as hereinafter set forth, each of the representations and warranties set forth in Section 2 of the Original Loan Agreement continues to be true as of the date hereof, will be true on the date of each advance under the Loans, shall survive the making of the Agreement and the issuance of the Revolving Note and the Term Note, and shall be deemed to remain so represented and warranted pending contrary written notice to Lender. The acceptance of any advance under the Loans by Borrower shall be deemed to be a reaffirmation of each and every one of said representations and warranties. Borrower and Lender hereby acknowledge that changes to the boundaries of the Property have resulted from that certain condemnation action in the Circuit Court of the Sixth Judicial Circuit in and for Pasco County, Florida under Case No. 1-2008-CA-10429-ES, to which Borrower has been a party.
     3. Title Endorsement Binder. Anything to the contrary contained in the Agreement notwithstanding, Borrower will furnish to Lender, at Borrower’s expense, forthwith and prior to the disbursement of any Loan funds, the Title Endorsement Binder issued by the Title Company. Said Binder shall insure that upon closing of the modification to the Revolving Loan and the Term Loan, Borrower will be vested with a good, valid, and insurable fee simple title, free and clear of all exceptions whatsoever, except for the Mortgage, current taxes not yet due and payable, and covenants, restrictions and easements of record acceptable to Lender, and shall insure Lender, or its nominee or assignee, that the Mortgage is a good and valid first lien on the Real Property, subject only to the exceptions noted in the Agreement.
     4. Depository Account to be Maintained by Dempsey and Daughters, Inc. Anything to the contrary contained in the Agreement notwithstanding, Dempsey and Daughters, Inc., a Florida corporation, shall open and maintain a commercial depository account with Lender and shall maintain during the term of the Loan a minimum balance of not less than $2,000,000.00. Said account must be in the form of a non-interest bearing FDIC insured checking account, SunTrust Bank commercial savings account or money market fund. Closure of such account prior to the date which is two (2) years after the date hereof, or such entity’s failure to maintain a minimum balance of not less than $2,000,000.00 during such period, shall constitute an Event of Default under the Agreement and shall trigger a repricing of the Loan of the loan spread to an applicable market spread at that time, as determined by Lender in Lender’s sole discretion.
     5. Debt Service Coverage Ratio. Anything to the contrary contained in the Agreement notwithstanding, a minimum Debt Service Coverage Ratio of not less than 1.40:1.00 shall be maintained during the term of the Loan. Debt Service Coverage Ratio shall be calculated annually during the Loan term. Anything to the contrary contained herein or in Section 4 of the Original Loan Agreement notwithstanding, Borrower’s failure to maintain the minimum Debt Service Coverage Ratio required hereunder shall constitute an Event of Default under the Agreement and under the Mortgage and shall entitle Lender to the remedies set forth in Section 4 of the Original Loan Agreement; provided, however, that to the extent that there is no other pending Event of Default, Borrower shall have the right to cure its failure to maintain the minimum Debt Service Coverage Ratio within thirty (30) days by proposing and implementing such additional collateral, guarantees, and further assurances as may be reasonably acceptable to Lender.
     6. Annual Federal Income Tax Returns. Anything to the contrary contained in the Agreement notwithstanding, during the Loan term, Lender shall be furnished with complete copies of Borrower’s and Guarantor’s annual United States income tax returns (including all schedules) within thirty (30) days after filing with the Internal Revenue Service, commencing with the December 31, 2008, fiscal year end United States income tax returns.
     7. Annual Financial Statements. Anything to the contrary contained in the Agreement notwithstanding, within one hundred twenty (120) days after each fiscal year end commencing with the fiscal year ending December 31, 2009, Lender shall be furnished with annual audited financial statements for Borrower, prepared by a certified public accountant acceptable to Lender in accordance with generally accepted accounting principles, certified as true and correct by an officer by Borrower, and including, at a minimum, a balance sheet, income statement, statement of retained earnings, statement of cash flows, footnotes, appropriate supporting schedules, all in reasonable detail, and such other information as may be requested by Lender. Anything to the contrary contained in the Agreement notwithstanding, within one hundred twenty (120) days after each fiscal year end commencing with the fiscal year ending December 31, 2009, Lender shall be furnished with annual reviewed financial statements for Guarantor, prepared by a certified public accountant acceptable to Lender in accordance with generally accepted accounting principles, certified as true and correct by an officer by Borrower and Guarantor, as applicable, and including, at a minimum, a balance sheet, income statement, statement of retained earnings, statement of cash flows, footnotes, appropriate supporting schedules, all in reasonable detail, and such other information as may be requested by Lender.
     Anything to the contrary contained in the Agreement notwithstanding, within one hundred twenty (120) days after each fiscal year end commencing with the fiscal year ending December 31, 2009, Lender shall be furnished with annual consolidated financial statements for Borrower and Guarantor, prepared by Borrower’s Chief Financial Officer in accordance with generally accepted accounting principles, certified as true and correct by such Chief Financial Officer and including, at a minimum, a balance sheet, income statement, statement of retained earnings, statement of cash flows, footnotes, appropriate supporting schedules, all in reasonable detail, and such other information as may be requested by Lender.
     8. Quarterly Financial Statements. Anything to the contrary contained in the Agreement notwithstanding, within thirty (30) days after the close of each fiscal quarter of Borrower and Guarantor during the Loan term, Lender shall be furnished with unaudited, internally prepared quarterly financial statements of Borrower and Guarantor, certified as true and correct by an authorized officer of Borrower and Guarantor, as applicable.
     9. Additional Revolving Loan Commitment Fee. Borrower shall pay Lender a commitment fee in the amount of 25bps on March 12, 2010, which commitment fee shall be applicable to the thirteenth through twenty-fourth month of the term of the Revolving Loan.
     10. Cross-Collateralization and Cross-Default. Anything to the contrary contained herein notwithstanding, Borrower hereby agrees that any default under the Agreement and the other Loan Documents shall constitute a default under each and every other loan or commitment issued by Borrower, Guarantor, or any Mortgagor to Lender and that a default under any other loan or commitment issued by Borrower, Guarantor, or any Mortgagor to Lender shall constitute a default hereunder. The Real Property and other Collateral for the Loan shall also serve as security and collateral for all other indebtedness of Borrower to Lender and the collateral for any other indebtedness of Borrower to Lender shall serve as security and collateral for the Loan. Borrower agrees to execute any documentation required by Lender to evidence such cross-collateralization and cross-default.
     11. Effect on Existing Documents. Where the terms of this Amendment and the Original Loan Agreement and/or the Addendum conflict, the terms of this Amendment shall control. Except as otherwise provided herein, all other terms, covenants, and conditions of the Original Loan Agreement and the Addendum shall be unmodified and in full force and effect.
     IN WITNESS WHEREOF, this Amendment has been duly executed and delivered of the day and year first above written.
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LENDER: SUNTRUST BANK, a Georgia banking corporation
By:	/s/ Michael K. Dehney
Michael K. Dehney
Its Vice President

BORROWER: SADDLEBROOK RESORTS, INC., a Florida corporation
By:	/s/ Thomas L. Dempsey
Thomas L. Dempsey
Its Chief Executive Officer

GUARANTOR: SADDLEBROOK INTERNATIONAL TENNIS, INC., A Florida corporation
By:	/s/ Thomas L. Dempsey
Thomas L. Dempsey
Its Chief Executive Officer